Exhibit 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, Michael J. Quinn, President and Chief Executive Officer of Rhinebeck Bancorp, Inc. (the “Company”), and Michael J. McDermott, Chief Financial Officer of the Company, each certify in their capacity as officers of the Company that they have reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”) and that, to the best of their knowledge:
(1)
the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 26, 2019
/s/ Michael J. Quinn

Michael J. Quinn
President and Chief Executive Officer
March 26, 2019
/s/ Michael J. McDermott

Michael J. McDermott
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.